Exhibit 99.1

SONUS NETWORKS ANNOUNCES CONCLUSION OF RESTRUCTURING ACTIVITY

RELATED TO THE COMPANY’S RIGHTSIZING AND REALIGNMENT INITIATIVES

WESTFORD, Mass., August 13, 2009 - Sonus Networks, Inc. (Nasdaq: SONS), a provider of network transformation through IP communications technology, today announced a restructuring initiative to reduce its workforce by approximately 93 people, or 10% of employees worldwide.

The Company expects to incur restructuring charges for severance and related costs of approximately $1.4 million to $1.9 million on a pre-tax basis in the third quarter of fiscal 2009 in connection with this action and anticipates annual compensation-related cash savings of approximately $9.4 million to $10.3 million as a result of this restructuring initiative.

This action brings the total expected restructuring charges for severance and related costs to approximately $3.4 million to $3.9 million on a pre-tax basis for restructuring actions initiated during 2009.  The Company anticipates annual compensation-related cash savings of approximately $19.7 million to $21.6 million as a result of these reductions.

“This is the final phase of the restructuring initiative we began at the end of last year with the goal of re-aligning our business to market needs and opportunities,” commented Richard Nottenburg, president and chief executive officer of Sonus Networks.  “The successful conclusion of this effort has enhanced our ability to invest in our innovative, market-leading technology and to deliver new product and service offerings to our customers.  We believe the Company is now better positioned for future profitable growth and to deliver greater value to all our stakeholders.”

The actions related to this restructuring initiative are expected to be completed in the third quarter of 2009.

About Sonus Networks

Sonus Networks, Inc., providing network transformation through IP communications technology, is leading the evolution of communications networks to support the multi-media, multi-device demands of today’s digital lifestyle.  Sonus solutions and services enable fixed, mobile and cable operators to gain network awareness and new multi-media capabilities essential to retaining and expanding their subscriber base.  Through standards-based interoperable solutions and services, Sonus extends the investments made in traditional networks by enabling operators to seamlessly migrate to next generation technology and deliver the secure, reliable, scalable and cost-effective network needed to grow their business.  For more information visit www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and subsequent Quarterly Reports on Form 10-Q.  Risk factors include, among others: our ability to align our cost structure with market conditions; our internal control over financial reporting and our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company’s previous restatement of its historical stock option granting practices and accounting including regulatory actions; actions that may be taken by significant shareholders; risks associated with the right-sizing and re-alignment of our business; and the impact the current global financial market conditions may have on the telecommunications industry.  Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.

For more information, please contact:

Sonus Investor Relations:	Sonus Media Relations:
Richard Gaynor / Karin Cellupica	Dan Carter – Racepoint
978-614-8100 / 978-614-8615	781-487-4602
kcellupica@sonusnet.com	sonus@racepointgroup.com